SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 22, 2016

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(770)587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.08 – Shareholder Director Nominations

On April 22, 2016, the Board of Directors (“the Board”) of Perma-Fix Environmental Services, Inc. (“the Company”) approved Thursday, July 28, 2016 as the date of the 2016 Annual Meeting of Shareholders of the Company (the “2016 Annual Meeting”).  Given that the date of the 2016 Annual Meeting has changed by more than 30 days from the anniversary of the Company’s 2015 Annual Meeting of Shareholders, the Company is informing shareholders of this change in accordance with the rules and regulations promulgated by the Securities and Exchange Commission (the “SEC Regulations”) and the requirements under the Amended and Restated Bylaws (“Bylaws”) as a result of such change.

On April 22, 2016, the Board of the Company determined that shareholders of record at the close of business on Thursday, June 9, 2016 will be entitled to vote at the 2016 Annual Meeting.  The time and location of the 2016 Annual Meeting will be set forth in the Company’s Proxy Statement for the 2016 Annual Meeting to be filed with the Securities and Exchange Commission.  Shareholder proposals and shareholder nominations of director candidates to be presented at the 2016 Annual Meeting and in the Company’s Proxy Statement must be received by the Company at its principal executive offices located at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350, addressed to the Corporate Secretary of the Company. Such proposals and nominations must be received by the Company not later than 5:00 p.m., Eastern Time on Thursday, May 5, 2016 (the 10th day of which public announcement of the date of the 2016 Annual Meeting of Shareholders is first made), in accordance with the Company’s Bylaws.  All proposals and director nominations must comply with the requirements, including the deadline set forth above, of the applicable rules and regulations under the Securities Exchange Act of 1934, as amended, and the Company’s Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

		By:	/s/ Ben Naccarato
Ben Naccarato
Dated:	April 25, 2016		Vice President, Chief Financial Officer and Chief Accounting Officer